UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2014
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, First Cash Financial Services, Inc. (the “Company”) amended the employment agreements of Rick L. Wessel, the Company’s Chief Executive Officer and President, and R. Douglas Orr, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

The amendments to Mr. Wessel’s and Mr. Orr’s employment agreements eliminated a “modified single-trigger” change in control provision contained in each agreement that would have allowed the executive to voluntarily terminate his employment following a change in control and receive severance payments and benefits. As amended, the employment agreements now provide for severance benefits only in the event of an involuntary termination of employment by the Company without “cause” or by the executive for “good reason,” as such terms are defined in the employment agreements.

The foregoing description of the amendments to Mr. Wessel’s and Mr. Orr’s employment agreements is qualified in its entirety by the amendments filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following Exhibits are filed herewith as part of this report:

10.1	Amendment No. 3 to First Amended and Restated Executive Employment Agreement of Rick L. Wessel
10.2	Amendment No. 2 to Employment Agreement of R. Douglas Orr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 2014	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to First Amended and Restated Executive Employment Agreement of Rick L. Wessel
10.2	Amendment No. 2 to Employment Agreement of R. Douglas Orr

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